Exhibit 99.1

KELLY SERVICES® REPORTS 1st QUARTER RESULTS

TROY, MI (May 7, 2014) -- Kelly Services, Inc. (NASDAQ: KELYA) (NASDAQ: KELYB), a leader in providing workforce solutions, today announced results for the first quarter of 2014.

Carl T. Camden, President and Chief Executive Officer, announced revenue for the first quarter of 2014 totaled $1.3 billion, a 1% increase compared to the corresponding quarter of 2013.

Earnings from operations for the first quarter of 2014 totaled $6.3 million, compared to $7.1 million reported for the first quarter of 2013.

Diluted earnings per share in the first quarter of 2014 were $0.07 compared to $0.34 per share in the first quarter of 2013.

“We’re pleased with our first quarter performance, which is better than expectations and confirms our strategic direction,” stated Camden. “It’s clear we are making progress on adjusting our operating models and focusing on higher-margin growth – and we’re delivering a profit while investing aggressively in Kelly’s long-term success.”

Camden noted that although confidence is returning among many U.S. companies, that isn’t necessarily translating into strong job growth. “Rather than waiting for the job market to change significantly in 2014, Kelly is taking the necessary steps to secure our position in the specialty staffing and outsourcing and consulting markets. In particular, we continue to see strong demand and revenue growth in the talent supply chain management approach delivered through our OCG segment.”

Kelly also reported that on May 6, 2014, its board of directors declared a dividend of $0.05 per share. The dividend is payable June 3, 2014 to shareholders of record as of the close of business on May 19, 2014.

In conjunction with its first quarter earnings release, Kelly Services, Inc. will host a conference call at 9:00 a.m. (ET) on May 7, to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Telephone:

U.S.	1 800 288-9626
International	1 651 291-5254

The pass code is Kelly Services

Via the Internet:

The call is also available via the internet through the Kelly Services website:

www.kellyservices.com

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties.  These factors include, but are not limited to, competitive market pressures including pricing and technology introductions, changing market and economic conditions, our ability to achieve our business strategy, our ability to retain the services of our senior management, local management and field personnel, our ability to adequately protect our intellectual property rights, including our brand, our ability to successfully develop new service offerings, our exposure to risks associated with services outside traditional staffing, including business process outsourcing, the risks associated with past and future acquisitions, exposure to risks associated with investments in equity affiliates, material changes in demand from or loss of large corporate customers, risks associated with conducting business in foreign countries, including foreign currency fluctuations, availability of temporary workers with appropriate skills required by customers, liabilities for employment-related claims and losses, including class action lawsuits and collective actions, liability for improper disclosure of sensitive or private employee information, our ability to sustain critical business applications through our key data centers, our ability to effectively implement and manage our information technology programs, our ability to maintain adequate financial and management processes and controls, impairment charges triggered by adverse industry or market developments, unexpected changes in claim trends on workers’ compensation, disability and medical benefit plans, the net financial impact of the Patient Protection and Affordable Care Act on our business, the impact of changes in laws and regulations (including federal, state and international tax laws and the expiration and/or reinstatement of the U.S. work opportunity credit program), the risk of additional tax or unclaimed property liabilities in excess of our estimates, our ability to maintain specified financial covenants in our bank facilities, our ability to access credit markets and continued availability of financing for funding working capital, and other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission.  Actual results may differ materially from any forward looking statements contained herein, and we have no intention to update these statements.

About Kelly Services®

Kelly Services, Inc. (NASDAQ: KELYA, KELYB) is a leader in providing workforce solutions.  Kelly® offers a comprehensive array of outsourcing and consulting services as well as world-class staffing on a temporary, temporary-to-hire, and direct-hire basis.  Serving clients around the globe, Kelly provided employment to approximately 540,000 employees in 2013.  Revenue in 2013 was $5.4 billion.  Visit kellyservices.com and connect with us on Facebook, LinkedIn, and Twitter.  Download The Talent Project, a free iPad® app by Kelly Services.

iPad is a trademark of Apple Inc., registered in the U.S. and other countries.  App Store is a service mark of Apple Inc.

# # #

ANALYST CONTACT:	MEDIA CONTACT:
James Polehna	Jane Stehney
(248) 244-4586	(248) 244-5630
james_polehna@kellyservices.com	jane_stehney@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE 13 WEEKS ENDED MARCH 30, 2014 AND MARCH 31, 2013

(UNAUDITED)

(In millions of dollars except per share data)

	2014	2013	Change		% Change

Revenue from services	$1,330.8	$1,314.8	$16.0		1.2%

Cost of services	1,108.5	1,097.9	10.6		1.0

Gross profit	222.3	216.9	5.4		2.5

Selling, general and administrative expenses	216.0	209.8	6.2		3.0

Earnings from operations	6.3	7.1	(0.8)		(11.8)

Other expense, net	1.7	1.0	0.7		73.3

Earnings before taxes	4.6	6.1	(1.5)		(25.1)

Income tax expense (benefit)	2.1	(6.8)	8.9		130.4

Net earnings	2.5	12.9	(10.4)		(80.5)

Basic earnings per share	$0.07	$0.34	$(0.27)		(79.4)%
Diluted earnings per share	$0.07	$0.34	$(0.27)		(79.4)%

STATISTICS:

Gross profit rate	16.7%	16.5%	0.2	pts.

Selling, general and administrative expenses:
% of revenue	16.2	16.0	0.2
% of gross profit	97.2	96.7	0.5

% Return:
Earnings from operations	0.5	0.5	0.0
Earnings before taxes	0.3	0.5	(0.2)
Net earnings	0.2	1.0	(0.8)

Effective income tax rate	45.1%	(110.9)%	156.0	pts.

Average number of shares outstanding (millions):
Basic	37.4	37.2
Diluted	37.4	37.2

Shares adjusted for nonvested restricted awards (millions):
Basic	38.5	38.2
Diluted	38.5	38.2

KELLY SERVICES, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(UNAUDITED)

(In millions of dollars)

	First Quarter
					Constant
					Currency
	2014	2013	Change		Change
AMERICAS
Commercial
Revenue from services	$613.2	$638.3	(3.9)%		(2.7)%
Staffing fee-based income (included in revenue from services)	3.7	3.9	(4.4)		(2.4)
Gross profit	91.8	93.5	(1.8)		(0.7)

Gross profit rate	15.0%	14.7%	0.3	pts.

PT
Revenue from services	$236.4	$242.6	(2.6)%		(2.4)%
Staffing fee-based income (included in revenue from services)	4.1	3.9	5.7		6.3
Gross profit	39.8	38.3	4.0		4.2

Gross profit rate	16.8%	15.8%	1.0	pts.

Total Americas
Revenue from services	$849.6	$880.9	(3.6)%		(2.6)%
Staffing fee-based income (included in revenue from services)	7.8	7.8	0.6		1.9
Gross profit	131.6	131.8	(0.2)		0.7
Total SG&A expenses	109.5	107.9	1.5		2.4
Earnings from operations	22.1	23.9	(7.6)

Gross profit rate	15.5%	15.0%	0.5	pts.
Expense rates:
% of revenue	12.9	12.3	0.6
% of gross profit	83.3	81.9	1.4
Return on sales	2.6	2.7	(0.1)

EMEA
Commercial
Revenue from services	$221.9	$201.0	10.4%		9.6%
Staffing fee-based income (included in revenue from services)	5.1	5.5	(7.8)		(5.0)
Gross profit	32.9	31.1	5.9		5.2

Gross profit rate	14.8%	15.5%	(0.7	)pts.

PT
Revenue from services	$47.7	$43.5	9.6%		6.9%
Staffing fee-based income (included in revenue from services)	3.6	4.0	(8.8)		(7.9)
Gross profit	11.1	10.7	3.8		2.3

Gross profit rate	23.3%	24.6%	(1.3	)pts.

Total EMEA
Revenue from services	$269.6	$244.5	10.3%		9.1%
Staffing fee-based income (included in revenue from services)	8.7	9.5	(8.2)		(6.2)
Gross profit	44.0	41.8	5.4		4.4
SG&A expenses excluding restructuring charges	41.9	42.2	(0.6)
Restructuring charges	-	(0.2)	(100.0)
Total SG&A expenses	41.9	42.0	(0.2)		(1.4)
Earnings from operations	2.1	(0.2)	NM
Earnings from operations excluding restructuring charges	2.1	(0.4)	NM

Gross profit rate	16.3%	17.1%	(0.8	)pts.
Expense rates (excluding restructuring charges):
% of revenue	15.5	17.2	(1.7)
% of gross profit	95.1	100.8	(5.7)
Return on sales (excluding restructuring charges)	0.8	(0.1)	0.9

KELLY SERVICES, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(UNAUDITED)

(In millions of dollars)

	First Quarter
					Constant
					Currency
	2014	2013	Change		Change
APAC
Commercial
Revenue from services	$83.0	$81.5	1.8%		9.3%
Staffing fee-based income (included in revenue from services)	2.2	2.7	(20.4)		(12.9)
Gross profit	12.3	11.6	6.5		14.3

Gross profit rate	14.8%	14.2%	0.6	pts.

PT
Revenue from services	$8.6	$10.2	(15.3)%		(7.2)%
Staffing fee-based income (included in revenue from services)	1.7	2.0	(14.0)		(6.0)
Gross profit	2.8	3.3	(16.5)		(8.6)

Gross profit rate	32.0%	32.5%	(0.5	)pts.

Total APAC
Revenue from services	$91.6	$91.7	(0.1)%		7.5%
Staffing fee-based income (included in revenue from services)	3.9	4.7	(17.8)		(10.0)
Gross profit	15.1	14.9	1.4		9.2
SG&A expenses excluding restructuring charges	14.3	15.6	(7.8)
Restructuring charges	-	0.2	(100.0)
Total SG&A expenses	14.3	15.8	(9.0)		(1.1)
Earnings from operations	0.8	(0.9)	NM
Earnings from operations excluding restructuring charges	0.8	(0.7)	NM

Gross profit rate	16.5%	16.2%	0.3	pts.
Expense rates (excluding restructuring charges):
% of revenue	15.7	17.0	(1.3)
% of gross profit	95.1	104.7	(9.6)
Return on sales (excluding restructuring charges)	0.8	(0.8)	1.6

OCG
Revenue from services	$134.4	$107.4	25.1%		25.9%
Gross profit	32.6	29.2	11.8		12.3
Total SG&A expenses	31.4	26.7	17.9		18.4
Earnings from operations	1.2	2.5	(52.6)

Gross profit rate	24.3%	27.2%	(2.9	)pts.
Expense rates:
% of revenue	23.4	24.8	(1.4)
% of gross profit	96.3	91.4	4.9
Return on sales	0.9	2.3	(1.4)

KELLY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In millions of dollars)

	Mar. 30, 2014	Dec. 29, 2013	Mar. 31, 2013
Current Assets
Cash and equivalents	$57.9	$125.7	$62.1
Trade accounts receivable, less allowances of $10.2, $9.9 and $10.1, respectively	1,080.2	1,023.1	999.8
Prepaid expenses and other current assets	61.6	52.2	56.8
Deferred taxes	29.2	35.5	36.3

Total current assets	1,228.9	1,236.5	1,155.0

Property and Equipment, Net	90.8	92.0	87.5

Noncurrent Deferred Taxes	129.3	121.7	106.6

Goodwill, Net	90.3	90.3	90.3

Other Assets	265.1	258.1	208.6

Total Assets	$1,804.4	$1,798.6	$1,648.0

Current Liabilities
Short-term borrowings	$54.8	$28.3	$50.2
Accounts payable and accrued liabilities	321.7	342.4	311.8
Accrued payroll and related taxes	291.2	294.9	250.2
Accrued insurance	25.5	27.6	31.4
Income and other taxes	68.4	68.8	61.2

Total current liabilities	761.6	762.0	704.8

Noncurrent Liabilities
Accrued insurance	45.4	46.0	41.6
Accrued retirement benefits	140.4	134.7	120.2
Other long-term liabilities	31.8	33.3	22.9

Total noncurrent liabilities	217.6	214.0	184.7

Stockholders' Equity
Common stock	40.1	40.1	40.1
Treasury stock	(56.0)	(56.2)	(61.1)
Paid-in capital	27.5	26.0	27.8
Earnings invested in the business	751.9	751.3	711.0
Accumulated other comprehensive income	61.7	61.4	40.7

Total stockholders' equity	825.2	822.6	758.5

Total Liabilities and Stockholders' Equity	$1,804.4	$1,798.6	$1,648.0

STATISTICS:
Working Capital	$467.3	$474.5	$450.2
Current Ratio	1.6	1.6	1.6
Debt-to-capital %	6.2%	3.3%	6.2%
Global Days Sales Outstanding	57	52	54

KELLY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE 13 WEEKS ENDED MARCH 30, 2014 AND MARCH 31, 2013

(UNAUDITED)

(In millions of dollars)

	2014	2013

Cash flows from operating activities
Net earnings	$2.5	$12.9
Noncash adjustments:
Depreciation and amortization	5.3	5.3
Provision for bad debts	1.6	0.4
Stock-based compensation	1.7	1.2
Other, net	0.3	0.2
Changes in operating assets and liabilities	(102.2)	(14.1)

Net cash (used in) from operating activities	(90.8)	5.9

Cash flows from investing activities
Capital expenditures	(3.3)	(2.8)
Investment in equity affiliate	(0.6)	-
Other investing activities	0.1	0.2

Net cash used in investing activities	(3.8)	(2.6)

Cash flows from financing activities
Net change in short-term borrowings	26.5	(13.7)
Dividend payments	(1.9)	(1.9)

Net cash from (used in) financing activities	24.6	(15.6)

Effect of exchange rates on cash and equivalents	2.2	(1.9)

Net change in cash and equivalents	(67.8)	(14.2)
Cash and equivalents at beginning of period	125.7	76.3

Cash and equivalents at end of period	$57.9	$62.1

KELLY SERVICES, INC. AND SUBSIDIARIES

REVENUE FROM SERVICES

(UNAUDITED)

(In millions of dollars)

	First Quarter (Commercial, PT and OCG)
			% Change
				Constant
	2014	2013	US$	Currency

Americas
United States	$839.9	$839.5	0.0%	0.0%
Canada	46.7	56.0	(16.6)	(8.9)
Mexico	30.7	30.4	0.8	5.6
Puerto Rico	25.1	23.1	8.5	8.5
Brazil	15.9	18.5	(13.9)	0.0
Total Americas	958.3	967.5	(1.0)	(0.1)

EMEA
France	62.8	57.3	9.7	5.6
Switzerland	62.3	53.4	16.6	11.8
Russia	34.9	34.5	1.2	16.6
United Kingdom	27.8	25.8	7.7	1.0
Portugal	26.6	17.8	49.8	43.9
Germany	16.7	16.0	4.2	0.3
Italy	14.9	15.1	(1.3)	(5.0)
Norway	14.4	14.8	(3.1)	4.7
Other	17.1	17.4	(1.6)	(4.6)
Total EMEA	277.5	252.1	10.1	8.9

APAC
Singapore	30.3	26.1	16.1	19.0
Australia	26.5	32.7	(19.0)	(6.3)
Malaysia	16.5	16.7	(0.7)	6.2
New Zealand	12.3	11.5	7.4	7.2
Other	9.4	8.2	14.7	31.4
Total APAC	95.0	95.2	(0.1)	7.7

Total Kelly Services, Inc.	$1,330.8	$1,314.8	1.2%	2.2%